As filed with the Securities and Exchange Commission on May 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Parkway Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	74-2123597
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Bank of America Center 390 North Orange Avenue, Suite 2400 Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan

(Full title of the plan)

Jeremy R. Dorsett

Executive Vice President and General Counsel

Parkway Properties, Inc.

390 N. Orange Avenue

Suite 2400

Orlando, FL 32801

(Name and address of agent for service)

(407) 650-0593

(Telephone number, including area code, of agent for service)

Copy to:

David W. Bonser

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $.001 par value per share	2,500,000 shares	$16.23	$40,575,000	$4,714.82

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the registrant’s outstanding shares of common stock.
(2)	Represents the average of the high and the low prices per share of common stock of the Company as reported on the New York Stock Exchange on May 5, 2015.
(3)	Computed in accordance with Rule 457(c) and (h) under the Securities Act.

EXPLANATORY NOTE

On February 22, 2013, Parkway Properties, Inc. (the “Company”) filed a registration statement on Form S-8, File No. 333-186816 (the “2013 Form S-8”), registering a total of 3,250,000 shares of the Company’s common stock, $.001 par value per share (the “common stock”), for issuance under the Parkway Properties, Inc. and Parkway Properties LP 2013 Omnibus Equity Incentive Plan (the “2013 Plan”). On February 20, 2015, the Company’s board of directors adopted the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan (the “2015 Plan”), which is subject to stockholder approval at the Company’s annual meeting to be held on May 14, 2015. The 2015 Plan amends and restates the 2013 Plan and, among other things and if approved by the Company’s stockholders, increases the shares available for issuance under the 2015 Plan by 2,500,000 additional shares of common stock.

Pursuant to General Instruction E of Form S-8, 2,500,000 shares of the Company’s common stock are hereby registered for issuance, as authorized by the 2015 Plan. The contents of the 2013 Form S-8, File No. 333-186816, are incorporated herein by reference and made a part hereof, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2014;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

(c) The Company’s Current Reports on Form 8-K or 8-K/A, as applicable, filed with the Commission on January 2 and February 2, 2015;

(d) The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2015 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2014; and

(e) The description of the Company’s common stock, $.001 par value per share, contained in the Company’s registration statement on Form 8-A filed under the Exchange Act on August 5, 1996.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or 8-K/A that we may from time to time furnish to the Commission or any other document or information deemed to have been furnished and not filed with the Commission will be incorporated by reference into, or otherwise included in, this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Form of Common Stock Certificate of Parkway Properties, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4/A (File No. 333-191556) filed on November 5, 2013)

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the shares of common stock registered hereby

10.1	Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on May 11, 2015.

PARKWAY PROPERTIES, INC.

By:	/s/ Jeremy R. Dorsett
Jeremy R. Dorsett Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeremy R. Dorsett and David R. O’Reilly as his/her attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits and other documents related thereto with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: May 11, 2015	By:	/s/ James R. Heistand

James R. Heistand (President, Director and Chief Executive Officer) (Principal Executive Officer)

Date: May 11, 2015	By:	/s/ David R. O’Reilly

David R. O’Reilly (Executive Vice President and Chief Financial Officer) (Principal Financial Officer)

Date: May 11, 2015	By:	/s/ Scott E. Francis

Scott E. Francis (Executive Vice President and Chief Accounting Officer) (Principal Accounting Officer)

Date: May 11, 2015	By:	/s/ James A. Thomas

James A. Thomas (Chairman)

Date: May 11, 2015	By:	/s/ Avi Banyasz

Avi Banyasz (Director)

Date: May 11, 2015	By:	/s/ Charles T. Cannada

Charles T. Cannada (Director)

Date: May 11, 2015	By:	/s/ Edward M. Casal

Edward M. Casal (Director)

Date: May 11, 2015	By:	/s/ Kelvin L. Davis

Kelvin L. Davis (Director)

Date: May 11, 2015	By:	/s/ Laurie L. Dotter

Laurie L. Dotter (Director)

Date: May 11, 2015	By:	/s/ C. William Hosler

C. William Hosler (Director)

Date: May 11, 2015	By:	/s/ Adam S. Metz

Adam S. Metz (Director)

Date: May 11, 2015	By:	/s/Brenda J. Mixson

Brenda J. Mixson (Director)

II-2

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Form of Common Stock Certificate of Parkway Properties, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4/A (File No. 333-191556) filed on November 5, 2013)

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the shares of common stock registered hereby

10.1	Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)